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                                                                    EXHIBIT 10.3

                              H&R BLOCK STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                       (As Amended Through August 1, 2001)

ARTICLE I - PURPOSE OF THE PLAN

1.1 Purpose of Plan. H&R Block, Inc. (the "Company") adopts the H&R Block Stock Plan for Non-Employee Directors (the "Plan") to provide for payment in shares of the Company's Common Stock, without par value ("Stock"), of the retainers and meeting fees of members of the Board of Directors of the Company who are not employees of the Company or any of its affiliates or subsidiaries ("Non-Employee Directors"), on a deferred basis. The Plan also provides for an optional award of Stock Units (as defined in Section 3.1) to directors participating in the H&R Block, Inc. Retirement Plan for Non-Employee Directors ("Retirement Plan") upon the termination of the Retirement Plan and in lieu of benefits under such Retirement Plan. The Plan is intended to provide Non-Employee Directors with a larger equity interest in the Company, to enhance the identity of interests between Non-Employee Directors and the shareholders of the Company, and to assist the Company in attracting and retaining well-qualified individuals to serve as Non-Employee Directors.

ARTICLE II -  ELIGIBILITY AND PARTICIPATION

2.1 Eligibility and Participation. Only Non-Employee Directors shall be eligible to participate in the Plan, provided that, if a Non-Employee Director becomes an employee of the Company or one or more of its affiliates or subsidiaries after he or she commences participation in the Plan, he or she shall remain eligible and shall continue to participate in the Plan until his or her service as a director of the Company terminates and all benefits under the Plan are paid. An eligible Plan participant may be referred to herein as "Participant."

ARTICLE III - STOCK UNITS AND DIRECTOR COMPENSATION DEFERRAL ELECTIONS

3.1 Retainers Payable in Stock Units. Each Non-Employee Director may elect to have his or her director retainer fee that is payable in quarterly installments, or in any other manner (determined without regard to the Plan)(the "Retainer") paid in units ("Stock Units"), with each Stock Unit equivalent to one share of Stock, and deferred in accordance with the Non-Employee Director's deferral election.

3.2 Meeting Fees Payable in Stock Units. Each Non-Employee Director may elect to have fees for attendance at meetings of the Company's Board of Directors and/or committees thereof (determined without regard to the Plan) ("Meeting Fees") paid in Stock Units and deferred in accordance with the Non-Employee


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Director's deferral election.

3.3 Deferral Elections. An election under either Section 3.1 or 3.2 to have Retainer or Meeting Fees, as the case may be, paid in Stock Units and deferred must be made in writing and delivered to the Company prior to the start of the calendar year in which the Retainer or Meeting Fees would otherwise be paid (but for the deferral election) and such election will be irrevocable for the affected calendar year. To participate in the Plan during the calendar year in which the Plan becomes effective, the Non-Employee Director must make an election to defer Retainer and/or Meeting Fees for services to be performed subsequent to the election within 30 days after the Effective Date (as defined in Section 13.1) and such election will be irrevocable for the remainder of the affected calendar year. To participate in the Plan during the first calendar year in which a Non-Employee Director becomes eligible to participate in the Plan, the new Non-Employee Director must make an election to defer Retainer and/or Meeting Fees for services to be performed subsequent to the election within 30 days after the date he or she becomes eligible and such election will be irrevocable for the remainder of the affected calendar year. Each election shall remain in effect until revoked in writing, and any such revocation shall become effective no earlier than the first day of the first calendar year commencing after such revocation is received by the Company.

3.4 Crediting Stock Units to Accounts. Amounts deferred by a Non-Employee Director pursuant to Section 3.3 shall be credited in Stock Units as of the date that payment would otherwise have been made in cash to a bookkeeping account maintained by the Company for such Participant ("Account"). The number of Stock Units credited to an Account with respect to any Non-Employee Director shall equal the amount deferred divided by the Fair Market Value of one share of Stock on the date on which such cash amount would have been paid but for the deferral election pursuant to Section 3.3. For purposes of the Plan, the "Fair Market Value" of Stock on any business day shall be the average of the high and low sales prices quoted for such Stock on the New York Stock Exchange Composite Listing on the day in question, or if there was no quotation on such date, on the next preceding business day on which there was such a quotation. To the extent that the application of any formula described in this Section 3.4 does not result in a whole number of shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares of Stock shall be issued under the Plan.

3.5 Fully Vested Stock Units. All Stock Units credited to a Participant's Account pursuant to this Article III shall be at all times fully vested and nonforfeitable.

3.6 Payment of Stock Units. A deferral election made in accordance with Section
3.3 shall specify the date (the "Deferred Payment Date") on which the Participant elects to receive payment for the Stock Units credited to such Participant's Account pursuant to this Article III. Such Stock Units shall be paid in an equal




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number of shares of Stock in a single distribution made on the Deferred Payment
Date specified by the Participant in the applicable deferral election, provided that the Deferred Payment Date with respect to any election must be at least two years after the first day of the calendar year during which the Stock Unit was credited to the Participant's Account.

ARTICLE IV - AWARD OF STOCK UNITS IN LIEU OF BENEFITS UNDER THE H&R BLOCK, INC. RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

4.1 Award of Stock Units. Each Non-Employee Director serving as such as of June 18, 1997 (the "Retirement Plan Termination Date") may, at his or her option, have credited to his or her Account as of the Effective Date a number of Stock Units equal to the quotient obtained by dividing (a) the present value on the Retirement Plan Termination Date of his or her accrued benefits under the Retirement Plan, as determined by an independent actuarial consultant without regard to any service requirements under such Retirement Plan and utilizing an annual director retainer rate equal to the annual retainer for Non-Employee Directors in effect on the Retirement Plan Termination Date, divided by (b) the Fair Market Value of one share of Stock on the Retirement Plan Termination Date, provided, however that notwithstanding this formula, no such Non-Employee Director shall be credited with less than 1,000 Stock Units pursuant to the provisions of this Section 4.1. To the extent that the application of the formula described in this Section 4.1 results in a number of Stock Units other than an even 100-lot number of Stock Units, the result shall be rounded up upwards to the next 100-lot whole number of Stock Units. For example, if the application of the formula results in an award of 1,055.625 Stock Units, the actual award shall be rounded up to 1,100 Stock Units. A Non-Employee Director who elects to defer under the H&R Block Deferred Compensation Plan for Directors, as amended, the present value of accrued benefits under the Retirement Plan (determined as of the Retirement Plan Termination Date) shall not be eligible for an award of Stock Units under this Section 4.1 of the Plan.

4.2 Fully Vested Stock Units. All Stock Units credited to a Participant's Account pursuant to this Article IV shall be at all times fully vested and nonforfeitable.

4.3 Payment of Stock Units. Upon termination of service as a director of the Company for any reason, the total number of Stock Units credited to the Participant's Account pursuant to this Article IV shall be paid to the Participant in equal number of shares of Stock in a single distribution, provided that no payment pursuant to this Section 4.3 shall be made less than one year after the Effective Date.

4.4 Award in lieu of Benefits. The Stock Units credited to the Participant's Account pursuant to this Article IV are so credited in consideration of the termination of the Retirement Plan and in lieu of any benefits under the Retirement Plan. The Non-Employee Directors shall not be entitled to any other benefits under the Retirement Plan.


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ARTICLE V - DIVIDEND EQUIVALENT PAYMENTS

5.1 Dividend Equivalent Payments. As of each cash dividend payment date with respect to Stock, each Participant shall have credited to his or her Account the number of Stock Units equal to the quotient obtained by dividing (a) the product of (i) the cash dividend payable with respect to each share of Stock on such date and (ii) the total number of Stock Units credited to his or her Account as of the close of business on the record date applicable to such dividend payment date, by (b) the Fair Market Value of one share of Stock on such dividend payment date. To the extent that the application of the formula described in this Section 5.1 does not result in a whole number of Stock Units, the result shall be rounded upwards to the next whole number.

5.2 Deferral, Vesting and Payment of Stock Units under Article V. Each Stock Unit determined and credited to the Participant's Account in accordance with
Section 5.1 shall automatically be deferred and shall be fully vested at all times. Upon termination of service as a director of the Company for any reason, the total number of Stock Units credited to the Participant's Account pursuant to this Article V shall be paid to the Participant in equal number of shares of Stock in a single distribution, provided that no payment pursuant to this
Section 5.2 shall be made less than one year after the Effective Date.

ARTICLE VI - DELIVERY OF STOCK CERTIFICATES

6.1 Stock Unit Payments. The Company shall issue and deliver to the Participant a Stock certificate for payment of Stock Units as soon as practicable following the date on which Stock Units are payable.

ARTICLE VII - STOCK

7.1 Authorized Stock. The aggregate number of shares of Stock that may be issued under the Plan shall not exceed three hundred thousand (600,000) shares, unless such number of shares is adjusted as provided in Article VIII of the Plan. Such shares of Stock may be authorized but unissued shares, treasury shares or shares acquired in the open market for the account of the Participant.

7.2 Fractional Shares. No fractional shares of Stock shall be issued under the Plan under any circumstances.

ARTICLE VIII - ADJUSTMENT UPON CHANGES IN CAPITALIZATION

8.1 Adjustment Upon Changes in Capitalization. In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock, the number of shares of Stock that may be issued pursuant to Stock Units and the number of Stock Units credited to




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Accounts shall be appropriately adjusted by the Board of Directors of the
Company, whose determination shall be final, binding on the Company and the Participants and conclusive.

8.2 No Effect on Rights of Company. The grant of Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional Stock or other securities, make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

ARTICLE IX - TERMINATION OR AMENDMENT OF THE PLAN

9.1 In General. The Plan shall remain in effect until all shares of Stock authorized for issuance under the Plan have been issued. The Board of Directors of the Company may at any time terminate, suspend or amend the Plan. If the Plan shall at any time be terminated pursuant to this Section 9.1, Stock Units credited to a Participant's Account shall be paid in equal number of shares of Stock in a single distribution as if the Participant had terminated his or her service as a director of the Company, provided that no payment pursuant to this
Section 9.1 shall be made less than one year after the Effective Date.

9.2 Written Consents. No amendment may adversely affect the right of any Participant to receive any Stock pursuant to an outstanding Stock Unit without the written consent of such Participant.

ARTICLE X - GOVERNMENT REGULATIONS

10.1 Government Regulations.

         (a) The obligations of the Company to issue any Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Company.

         (b) The Board of Directors of the Company may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

ARTICLE XI - ADMINISTRATION

11.1 In General. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and to interpret the provisions of the Plan and of any




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award, issuance or payment of Stock Units hereunder. Any decision by the
Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination made, or any decision or action taken with respect to the Plan or any award, issuance or payment of Stock Units under the Plan. The Committee may delegate any of its responsibilities to one or more agents, including employees of the Company or one or more of its affiliates and subsidiaries, and may retain advisors to provide advice to the Committee. No Participant shall participate in the making of any decision with respect to any question relating to any Stock Unit issued under the Plan exclusively to that Participant.

11.2 Rules and Interpretation. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all parties.

11.3 Expenses. The cost of issuing and paying Stock Units pursuant to the Plan and the expenses of administering the Plan shall be borne by the Company.

ARTICLE XII - MISCELLANEOUS

12.1 Unfunded Plan. The Plan shall be unfunded with respect to the Company's obligation to pay any Stock Units and a Participant's rights to receive any payment of any Stock Unit shall not be greater than the rights of an unsecured general creditor of the Company.

12.2 Assignment; Non-Alienation. Stock Units, the right to receive Stock Units under the Plan and the right to receive payment with respect to a Stock Unit under the Plan are not assignable or transferable and shall not be subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the Participant or his or her creditors. Any attempt to assign, transfer or hypothecate any Stock Unit, any right to receive Stock Units or the right to receive payment with respect to a Stock Unit shall be void and of no force and effect.

12.3 Death Benefit; Designation of Beneficiaries. Upon the death of a Participant, the Stock Units remaining in his or her Account as of the date of death shall be paid to the beneficiary or beneficiaries of the Participant, or to his or her estate, as described in this Section 12.3, in equal number of shares of Stock in a single distribution. A Participant may designate a beneficiary or beneficiaries to receive any payments under the Plan upon his or her death. A beneficiary designation shall be in writing on a form acceptable to the Company and shall be effective only upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the




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Company either written notice of revocation or a new written beneficiary designation. The written beneficiary designation last delivered to the Secretary of the Company prior to the death of the Participant shall control. If no beneficiary has been designated, amounts due hereunder shall be paid to the Participant's estate.

12.4 Release. Any payment of Stock Units to or for the benefit of a Participant or his or her beneficiaries that is made in good faith by the Company in accordance with the Company's good faith interpretation of its obligations hereunder shall be in full satisfaction of all claims against the Company for benefits under the Plan to the extent of such payment.

12.5 No Guarantee of Directorship. Neither the adoption and maintenance of the Plan nor any election made hereunder by a Participant shall be deemed to be a contract between the Company and the Participant to retain his or her position as a director of the Company.

12.6 Applicable Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Missouri (without regard to the choice of laws provisions thereof), except to the extent such laws are preempted by the laws of the United States of America.

12.7 Notices. All notices, elections or other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed (if from the Company to the Participant) to any Participant at the address contained in the records of the Company for such Participant, or addressed (if from the Participant to the Company) to the Secretary of the Company at its principal office.

12.8 Headings. The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

ARTICLE XIII - EFFECTIVE DATE OF THE PLAN

13.1 Effective Date. The Plan shall be effective immediately upon the date of its approval by the shareholders of the Company (the "Effective Date").


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